Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE American Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Third Quarter Financial Results and Mt Todd Update

Denver, Colorado, October 29, 2018 – Vista Gold Corp. (TSX & NYSE American: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the third quarter ended September 30, 2018. Management’s quarterly conference call to discuss these results is scheduled for 10:00 a.m. MDT on October 31, 2018. The Company’s unaudited financial statements, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed on October 29, 2018 with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Summary of Q3 2018 Financial Results

We reported a net loss of $2.1 million or $0.02 per share for the three-month period ended September 30, 2018. The loss is comprised of $1.9 million of operating expenses, a $0.3 mark-to-market loss on our investment in Midas Gold Corp., offset by other income of $0.1 million.

Our working capital at September 30, 2018 totaled approximately $15.0 million, including cash and short-term investments (comprised of government securities) of approximately $10.2 million. The Company currently has no debt.

Mt Todd Update

During the quarter, we completed grinding and leaching tests indicating that gold recoveries exceeding 90% may be achieved for the Mt Todd gold project, depending on final grind size.  These tests of the second stage grinding circuit suggest that the Mt Todd ore can be ground to a finer final product size with lower power consumption than previously estimated.  Leaching the finer final product size material again confirmed higher recoveries at finer grind sizes. Based on these initial results, Vista has commenced additional testing to: (a) confirm results over a broad range of feed grades, (b) justify design changes and (c) support a possible update of the project economics.

Frederick H. Earnest, President and Chief Executive Officer, commented, “We are excited about the potential for the gold recovery improvements at Mt Todd, indicated by the test results announced this quarter. Based on those results we are now targeting a gold recovery greater than 90% as compared to 86.4% estimated in our January 2018 PFS. We believe these improved recoveries can be achieved without any increase in power consumption or capital costs. We estimate that each 1% improvement in gold recovery adds about 0.5% to Mt Todd’s after-tax IRR, and about $25 million to after-tax NPV5. To advance our testing of the second stage grinding circuit to feasibility level, we are conducting additional fine grinding tests on samples representing a variety of ore types from Mt Todd and covering a range of head grades. These grinding tests will be followed by leaching tests to determine expected recoveries for a range of ore grades at various finer grind sizes.  The tests will also provide further data regarding the power requirements and grinding media consumption. This is a continuation of our strategy to add value at a relatively low cost. While we believe that the Mt Todd project demonstrates significant value at today’s gold price, we are committed to achieving greater shareholder value that will accrue from our ongoing optimization work and improved market conditions.”

 Technical Report on Mt Todd

For further information on the Mt Todd Gold Project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia,” dated March 2, 2018 with an effective date of January 24, 2018, which is available on SEDAR as well as on Vista’s website under the Technical Reports section.

John Rozelle, Vista’s Sr. Vice President, a Qualified Person as defined by NI 43-101, has approved the information in this press release.

Management Conference Call

A conference call with management to review our financial results for the third quarter ended September 30, 2018 and to discuss corporate and project activities is scheduled for Wednesday, October 31, 2018 at 10:00 a.m. MDT.

Participant Toll Free: 844-898-8648

Participant International: 647-689-4225

Conference ID: 1557628

This call will also be web-cast and can be accessed at the following web location:

http://event.on24.com/r.htm?e=1862416&s=1&k=6E652879929B43149713ECBCB7228315

This call will be archived and available at www.vistagold.com after October 31, 2018. Audio replay will be available for 21 days by calling toll-free in North America: 855-859-2056, passcode 1557628.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in this press release are in U.S. dollars.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that we may achieve gold recoveries exceeding 90% for the Mt Todd gold project, depending on final grind size; our belief that the Mt Todd ore can be ground to a finer final product size with lower power consumption than previously estimated; our estimate that each 1% improvement in gold recovery adds about 0.5% to Mt Todd’s after-tax IRR, and about $25 million to after-tax NPV5; our plans to advance our testing of the second stage grinding circuit to feasibility level, followed by leaching tests to determine expected recoveries for a range of ore grades at various finer grind sizes; our expectation that these tests will also provide further data regarding the power requirements and grinding media consumption; our belief that the Mt Todd project demonstrates significant value at today’s gold price, and that greater shareholder value will accrue from our ongoing optimization work and improved market conditions; and our belief that Mt Todd is the largest undeveloped gold project in Australia are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 6, 2018 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.